EXHIBIT 13.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amended Annual Report for Fiscal 2008 Ended December 31, 2008 of Animas Resources Ltd., a company organized under the British Columbia Corporations Act (the “Company”) on Form 20-F as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Gregory E. McKelvey, President/CEO/ and Director of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gregory E. McKelvey

Gregory E. McKelvey, President/CEO/Director

Date: August 6, 2009

#